Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Walter M. Pressey
President & CFO
(617) 912-1921

Kate Rajeck
Investor Relations
(617) 912- 4380
www.bostonprivate.com

BOSTON PRIVATE REPORTS STRONG SECOND QUARTER

SIGNIFICANT GROWTH IN CLIENT ASSETS, DEPOSITS AND LOANS

Boston, MA, July 22, 2004 – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) today announced for the second quarter 2004 net income of $8.2 million or $0.29 per diluted share. For the second quarter 2003, net income was $7.5 million or $0.32 per diluted share.  The 2003 results include net income of $0.26 per diluted share before a one-time recovery related to a tax dispute settlement with the Commonwealth of Massachusetts, and net of lease abandonment costs. The Company also announced it will continue its quarterly cash dividend to shareholders of $0.06 per share.

Cash earnings increased 26% to $9.5 million or $0.34 per diluted share for the second quarter 2004 compared to the second quarter 2003. Boston Private calculates its cash earnings as net income adjusted to exclude significant nonrecurring items, amortization of intangibles, net of deferred taxes and tax benefits resulting from purchase accounting. The Company provides this information to permit investors to better understand the performance of the business and to more effectively compare Boston Private with similar companies that have not made acquisitions. (A detailed reconciliation table is attached.)

Timothy L. Vaill, Chairman and Chief Executive Officer, said, “Boston Private continues to demonstrate the strength of its business line and revenue diversification together with its new business growth. All sectors of our Company performed well this quarter, and we are pleased about the future prospects as well.”

In the second quarter 2004, Boston Private reported revenues of $47.7 million, an increase of 47% over revenues for the second quarter 2003. Fees and other income were $26.8 million, up 74%, representing 55% of the Company’s total fully tax equivalent (FTE) revenues. Assets under management (AUM) were up 86% to $15.3 billion from $8.3 billion for the second quarter 2003. Excluding acquisitions in the first quarter, year over year AUM growth was 48%. Organic net new sales across the affiliated companies totaled $349 million in new assets in the second quarter and

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$326 in the first quarter 2004, an annualized growth rate of 12%. Market appreciation resulted in an increase of $148 million during the second quarter and $530 in the first quarter 2004.

Net interest income, was $21.9 million for second quarter 2004, up $4.2 million or 24% from the same period one year ago, and representing 45% of total FTE revenues. Year over year, Boston Private’s balance sheet assets increased 39% to approximately $2.8 billion, generating $5.5 million of additional net interest income. For the same period, however, the Company’s net interest margin declined 30 basis points to 3.40%, reducing net interest income by $1.3 million. During the second quarter 2004, the Company’s net interest margin declined from 3.61% at March 31, 2004, primarily due to strong deposit growth that outpaced loan growth and increased the level of liquidity. The Company’s total liquidity position on June 30, 2004 was $140 million or 5% of assets.

Boston Private’s loan portfolio achieved strong growth in the second quarter 2004 with commercial loans up 49% and residential loans up 26% over the prior year. Commercial loans totaled $1.1 billion, averaged approximately $566,000 per loan and represented 59% of the combined loan portfolio. Residential loans totaled $725 million, averaged $527,000 per loan and represented 37% of the total portfolio. Combined, the loan portfolio grew 37% over the past twelve months. Excluding the the acquisition of First State California Bank, the Company’s loan portfolio grew 26% year over year.

“Loan demand remains strong for all of our products in each of our banks as underwriting volumes continue to exceed our expectations; however, we experienced an abnormal level of loan payoffs which brought loans outstanding in line with expectations. The economics of our private banking business remain favorable. Double digit growth of deposits and loans along with increased liquidity levels and an extension of liabilities have positioned us well for a rising rate environment,” said Walter M. Pressey, President and Chief Financial Officer.

Pressey continued “Our credit quality and underwriting standards remain high. Our non-performing loan ratios are at historically low levels of 7 basis points. We fully collected, as anticipated, the balance of the $5 million non performing credit reported last quarter.”

Operating expenses of $33.6 million for second quarter 2004 were up 49% year over year; excluding the impact of acquisitions, expenses rose 25%. The main drivers of expense growth were incentive compensation, investments in new business and in the Company’s corporate infrastructure, reflecting Boston Private’s increased sales and profits, geographic expansion and the increased number of operating companies. On a linked quarter basis, expenses grew 1%, excluding the acquisitions that closed in the middle of the first quarter.

“Expansion in our banking affiliates,” Pressey said, “was impacted by the general upswing in compliance and risk management measures adopted by the companies.  This included new staff, systems and software, and the use of outside consultants. In addition, we continue to invest in our functional expertise in order to better support our affiliate network and we completed renegotiations and extensions of real estate leases that will provide additional space at a reduced cost for the next 11 years. We believe these investments fully support our exceptional service commitment and are consistent with our strategic imperative.”

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Strategic Expansion Developments

In June, Boston Private signed a definitive agreement to acquire 100% of Encino State Bank (ENST.OB) of Encino, California, for approximately $33.1 million, or $25.25 per share. Encino, a $181 million asset commercial bank founded in 1997, currently has three branches in the Los Angeles area. Upon closing, Encino will be merged with First State Bank, resulting in a combined private bank with over $400 million in assets. The transaction is expected to close at the end of September and will be immediately accretive on a cash basis, and within twelve months on a Generally Accepted Accounting Principles (GAAP) basis.

Mr. Vaill said, “To further build upon our wealth management presence in Southern California, we identified Encino State Bank as a financial institution that meets our standards of excellence and it will effectively double the footprint of First State Bank of California. The combined franchises give us a strong private banking platform in Los Angeles County where we intend to continue our expansion.”

The Company also announced that the Memorandum of Understanding (MOU), assigned to Boston Private Bank & Trust Company to strengthen the Bank’s controls and procedures under the Bank Secrecy Act, was entirely removed in June. “On the risk management front, we successfully strengthened our compliance program to reflect the banking industry’s best practices. We have made the necessary investments in our infrastructure and have created a sustainable program that benefits all of our affiliated companies. Looking ahead, we are focused on meeting the requirements set forth by Section 404 of the Sarbanes-Oxley Act.” Vaill concluded.

Dividend Payment Continues

Concurrent with the release of the second quarter 2004 earnings, the Board of Directors of Boston Private Financial Holdings declared a cash dividend to shareholders of $0.06 per share, reflecting the quarterly earnings performance. The record date for this dividend is August 3, 2004 and the payment date will be August 17, 2004.

Outlook for 2004

Mr. Pressey continued, “The wealth management space is one of the most attractive to be in today and we are uniquely positioned to benefit from growth in three sectors; private banking, wealth advisory and investment management. Harvesting this growth lies in building a sustainable infrastructure that reaps the rewards of this marketplace while spending effectively to ensure the best business practices. Although market fluctuations can impact our near-term results, we believe through the steadfast pursuit of organic growth at our affiliate companies and attractive acquisitions, we are creating a profitable organization that will deliver solid returns to our shareholders over the long-term.

Conference Call

Management will host a conference call to review the Company’s financial performance and business developments on Friday, July 23rd at 9:00 a.m. eastern time.  Interested parties may join the call by dialing 800-451-7724.  The password required is “Boston”.  The call will be simultaneously web cast and may be accessed on the Internet by linking through, www.bostonprivate.com, www.prnewswire.com , or Yahoo! Finance.  A continuous telephone

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replay will be available beginning Friday at 11:00 a.m.  The replay telephone number is 800-388-9064.

About Boston Private Financial Holdings, Inc.

Established in 1987, Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) offers a full range of wealth management services. Boston Private’s ten affiliated companies are located in New England, California, New York and the Pacific Northwest, offering individualized wealth management, financial planning, investment management, and private banking services to its domestic and international clientele. Boston Private’s subsidiaries include: in New England; Boston Private Bank & Trust Company, RINET Company, Boston Private Value Investors and Westfield Capital Management, in California; Borel Private Bank and Trust Company, Sand Hill Advisors, Bingham, Osborn & Scarborough and First State Bank of California, in New York; Dalton Greiner, Hartman, Maher & Co., and in the Pacific Northwest; Coldstream Capital Management. As of June 30, 2004, Boston Private had approximately $17.1 billion in client assets under advisory and balance sheet assets of approximately $2.8 billion. It is a member of the Standard & Poor’s 600 Index and is included on the NASDAQ Financial-100 Index.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as excluding other significant gains or losses that are unusual in nature, and are calculated on a fully taxable equivalent income basis.  Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, but are not limited to, prospects for long term financial performance, the impact on the Company’s results of improved market conditions and prevailing and future interest rates, prospects for growth in balance sheet assets and assets under management, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others, adverse conditions in the capital markets and the impact of such conditions on Boston Private’s asset management activities; continued or increased interest rate compression which may adversely impact net interest income; competitive pressures from other financial institutions which, together with other factors, may affect the Company’s growth and financial performance; the effects of national and local economic conditions; and the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission.  Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Boston Private Financial Holdings, Inc.

Selected Financial Data

(Unaudited)

	June 30, 2004	June 30, 2003	% Change	December 31, 2003
FINANCIAL DATA:
(In Thousands, Except Share Data)

Total Balance Sheet Assets	$2,822,039	2,023,973	39.4%	$2,196,297
Stockholders’ Equity	294,190	175,778	67.4%	235,452
Tangible Capital:
Boston Private Bank	106,105	97,383	9.0%	107,879
Borel Private Bank	51,295	39,811	28.8%	45,500
First State Bank	17,534	—	nm	—
Investment Securities	571,038	399,663	42.9%	407,868
Goodwill	86,073	16,981	nm	17,181
Intangibles (Net)	44,593	2,400	nm	3,137

Commercial Loans	1,136,982	764,225	48.8%	880,626
Consumer Loans	15,251	14,961	1.9%	15,183
Residential Mortgage Loans	724,873	574,728	26.1%	651,290
Home Equity and Other Loans	66,392	62,747	5.8%	65,465
Total Loans	1,943,498	1,416,661	37.2%	1,612,564

Loans Held for Sale	15,384	21,440	(28.2)%	4,900
Allowance for Loan Losses	24,211	18,488	31.0%	20,172
Non-performing Loans	1,310	1,025	27.8%	1,311
Other Real Estate Owned	377	—	nm	—
Total Non-performing Assets	1,687	1,025	64.6%	1,311
Deposits	2,130,078	1,569,846	35.7%	1,658,461
Borrowings	307,910	245,310	25.5%	263,620

Book Value Per Share	$10.76	$7.75	38.8%	$9.36
Market Price Per Share	$23.16	$21.12	9.7%	$24.84

ASSETS UNDER MANAGEMENT:

Westfield Capital Management	$7,246,000	$4,030,000	79.8%	$6,153,000
Boston Private Bank	1,923,000	1,781,000	8.0%	1,986,000
Sand Hill Advisors	952,000	582,000	63.6%	860,000
Boston Private Value Investors	784,000	689,000	13.8%	779,000
RINET Company	904,000	743,000	21.7%	800,000
Borel Private Bank	567,000	518,000	9.5%	538,000
Dalton, Greiner, Hartman, Maher & Co.	3,123,000	—	nm	—
Less: Inter-company Relationship	(151,000)	(92,000)	64.1%	(150,000)
Total Assets Under Management	$15,348,000	$8,251,000	86.0%	$10,966,000

FINANCIAL RATIOS:

Stockholders’ Equity/Total Assets	10.42%	8.68%	20.0%	10.72%
Non-performing Loans/Total Loans	0.07%	0.07%	—	0.08%
Allowance for Loan Losses/Total Loans	1.25%	1.31%	(4.6)%	1.25%
Allowance for Loan Losses/Non-performing Assets	1435.15%	1803.71%	(20.4)%	1538.67%
Allowance for Loan Losses and Tangible Capital/Non-performing Assets	11804.68%	15188.49%		13238.06%

	Three Months Ended			Six Months Ended
	June 30, 2004	June 30, 2003	% Change	June 30, 2004	June 30, 2003	% Change
OPERATING RESULTS:

Net Interest Income on a Fully Taxable Equivalent (FTE)	$21,907	$17,666	24.0%	$42,075	$34,389	22.4%
FTE Adjustment	987	656	50.5%	1,972	1,071	84.1%
Net Interest Income	20,920	17,010	23.0%	40,103	33,318	20.4%
Investment Management Fees:
Westfield Capital Management	11,002	6,416	71.5%	21,320	11,379	87.4%
Boston Private Bank	2,875	2,430	18.3%	5,721	4,799	19.2%
Sand Hill Advisors	1,399	916	52.7%	2,704	1,808	49.6%
Boston Private Value Investors	1,486	977	52.1%	2,914	1,950	49.4%
Borel Private Bank	745	648	15.0%	1,458	1,300	12.2%
Dalton, Greiner, Hartman, Maher & Co.	6,016	—	nm	9,560	0	nm
Total Investment Management Fees	23,523	11,387	106.6%	43,677	21,236	105.7%
Financial Planning Fees	1,993	1,765	12.9%	3,984	3,302	20.7%
Cash Administration Fees	131	162	(19.1)%	277	376	(26.3)%
Other Fees	851	806	5.6%	2,009	1,684	19.3%
Total Fees	26,498	14,120	87.7%	49,947	26,598	87.8%
(Loss) Equity in Earnings of Investments	(192)	55	nm	32	150	(78.7)%
Gain on Sale of Loans	457	793	(42.4)%	693	1,584	(56.3)%
Gain on Sale of Investments	—	444	(100.0)%	211	1,519	(86.1)%

Total Fees and Other Income	26,763	15,412	73.7%	50,883	29,851	70.5%
Total Revenue	47,683	32,422	47.1%	90,986	63,169	44.0%

Loan Loss Provision	1,070	770	39.0%	2,026	1,549	30.8%
Salaries and Benefits	22,468	14,985	49.9%	43,865	29,266	49.9%
Occupancy and Equipment	3,596	3,678	(2.2)%	7,205	8,970	(19.7)%
Professional Services	1,693	1,120	51.2%	2,980	2,152	38.5%
Marketing and Business Development	1,497	938	59.6%	2,689	1,854	45.0%
Contract Services and Processing	684	392	74.5%	1,354	853	58.7%
Amortization of Acquired Intangibles	1,250	48	nm	2,032	88	nm
Other	2,436	1,419	71.7%	4,684	3,484	34.4%
Operating Expenses	33,624	22,580	48.9%	64,809	46,667	38.9%
Income Before Taxes	12,989	9,072	43.2%	24,151	14,953	61.5%
Minority Interest	397	—	nm	602	0	nm
Income Tax Expense	4,437	1,589	179.2%	8,161	6,390	27.7%
Net Income	$8,155	$7,483	9.0%	15,388	$8,563	79.7%

	Three Months Ended			Six Months Ended
	June 30, 2004	June 30, 2003	% Change	June 30, 2004	June 30, 2003	% Change
RECONCILIATION OF GAAP EARNINGS TO ADJUSTED AND CASH EARNINGS:

Adjusted Net Income
Net Income (GAAP Basis)	$8,155	$7,483	9.0%	$15,388	$8,563	79.7%
REIT Tax Adjustment	—	(1,641)	(100.0)%	—	1,438	(100.0)%
Lease Accrual	—	226	(100.0)%	—	1,544	(100.0)%
Adjusted Net Income	$8,155	$6,068	34.4%	$15,388	$11,545	33.3%

Cash Basis Earnings (2)
Book Amortization of Purchased Intangibles, Net of Tax	600	29	nm	974	52	nm
Cash Benefit of Tax Deductions from Purchased Intangibles	808	159	nm	1,398	291	nm
Total Cash Basis Adjustment	1,408	188	nm	2,372	343	nm
Cash Basis Earnings	$9,563	$6,256	52.9%	$17,760	$11,888	49.4%

	Three Months Ended			Six Months Ended
	June 30, 2004	June 30, 2003	% Change	June 30, 2004	June 30, 2003	% Change
PER SHARE DATA:

Earnings Per Share

Basic Earnings Per Share	$0.30	$0.33	(9.1)%	$0.55	$0.38	44.7%
Diluted Earnings Per Share	$0.29	$0.32	(9.4)%	$0.53	$0.37	43.2%

Average Common Shares Outstanding	27,313,972	22,659,682	20.5%	27,750,236	22,639,090	22.6%

Average Diluted Shares Outstanding	28,471,729	23,405,023	21.6%	29,007,522	23,348,957	24.2%

RECONCILIATION OF GAAP EPS TO ADJUSTED AND CASH EPS:
(on a Fully Diluted Basis)

Earnings Per Share (GAAP Basis)	$0.29	$0.32	(9.4)%	$0.53	$0.37	43.2%
REIT Tax Adjustment	—	$(0.07)	(100.0)%	—	$0.06	(100.0)%
Lease Accrual	—	$0.01	(100.0)%	—	$0.07	(100.0)%
Eliminate Increase in Shares Outstanding- FAS 128 Revision	—	—		$0.01	—
Adjusted Earnings Per Share	$0.29	$0.26	11.5%	$0.54	$0.50	8.0%
Cash Basis Adjustment	$0.05	$0.01	nm	$0.09	$0.01	nm
Cash Basis Earnings Per Diluted Share	$0.34	$0.27	25.9%	$0.63	$0.51	23.5%

Average Diluted Shares Outstanding	28,471,729	23,405,023	21.6%	29,007,522	23,348,957	24.2%
Eliminate Increase in Shares Outstanding FAS 128 Revision	—	—		993,790	—	nm
Adjusted Average Diluted Shares Outstanding	28,471,729	23,405,023	21.6%	28,013,732	23,348,957	20.0%

EARNINGS PER SHARE UNDER FAS 123 (STOCK BASED COMPENSATION) (4)

Net Income (GAAP Basis)	$8,155	$7,483	9.0%	$15,388	$8,563	79.7%
Less: Stock Based Employee and Director Comp. Expense	804	721	11.5%	$1,343	1,240	8.3%
Proforma FAS 123 Net Income	$7,351	$6,762	8.7%	$14,045	$7,323	91.8%

Proforma Diluted Earnings Per Share FAS 123	$0.26	$0.29	(10.3)%	$0.48	$0.31	54.4%

DETAILED RECONCILIATION OF GAAP AND ADJUSTED EARNINGS

	Three Months Ended June 30, 2003				Six Months Ended June 30, 2003
	GAAP Earnings	REIT Tax Adjustment	Lease Accrual Adjustment	Adjusted Earnings	GAAP Earnings	REIT Tax Adjustment	Lease Accrual Adjustment	Adjusted Earnings

Revenues	$32,422	—	—	$32,422	$63,169	—	—	$63,169
Loan Loss Provision	770	—	—	770	1,549	—	—	1,549
Expenses	22,580	222	(347)	22,455	46,667	(244)	(2,375)	44,048
Pre-Tax Income	9,072	(222)	347	9,197	14,953	244	2,375	17,572
Income Tax Expense	1,589	1,419	121	3,129	6,390	(1,194)	831	6,027
Net Income	$7,483	(1,641)	226	$6,068	$8,563	1,438	1,544	$11,545

Diluted Earnings Per Share	$0.32	$(0.07)	$0.01	$0.26	$0.37	$0.06	$0.07	$0.50

	Three Months Ended			Six Months Ended
	June 30, 2004	June 30, 2003	% Change	June 30, 2004	June 30, 2003	% Change
OPERATING RATIOS & STATISTICS:

Return on Average Equity	11.18%	17.45%	(35.9)%	11.01%	10.05%	9.6%
Return on Average Assets	1.15%	1.49%	(22.7)%	1.16%	0.88%	31.8%
Net Interest Margin	3.40%	3.70%	(8.1)%	3.61%	3.74%	(3.5)%
Total Fees and Other Income/Total Revenue	56.13%	47.54%	18.1%	55.92%	47.26%	18.3%
Efficiency Ratio	66.88%	70.89%	(5.7)%	68.22%	76.38%	(10.7)%
Net Loans Charged-off	$5	$18	(72.2)%	$12	$111	(89.2)%

ADJUSTED OPERATING RATIOS:

Return on Average Equity	11.18%	14.15%	(21.0)%	11.01%	13.55%	(18.7)%
Return on Average Assets	1.15%	1.21%	(5.0)%	1.16%	1.19%	(2.5)%
Efficiency Ratio	66.88%	70.49%	(5.1)%	68.22%	72.08%	(5.4)%

CASH OPERATING RATIOS:

Return on Average Equity	13.11%	14.59%	(10.1)%	12.71%	13.95%	(8.9)%
Return on Average Assets	1.35%	1.24%	8.9%	1.34%	1.23%	8.9%

	Three Months Ended			Six Months Ended
	June 30, 2004	June 30, 2003	% Change	June 30, 2004	June 30, 2003	% Change
AVERAGE BALANCE SHEET:

AVERAGE ASSETS:

Interest-Bearing Cash	$1,383	$716	93.2%	$1,268	$740	71.4%
Federal Funds Sold and Money Market Investments	141,130	116,189	21.5%	121,416	110,655	9.7%
U.S. Treasuries and Agencies	185,268	162,842	13.8%	180,156	164,495	9.5%
Municipal Securities	234,452	177,899	31.8%	225,551	150,720	49.6%
Corporate Bonds	62,267	21,563	188.8%	42,357	17,524	141.7%
Mortgage-Backed Securities	56,552	1,140	nm	48,691	1,215	nm
FHLB Stock	16,399	9,101	80.2%	14,278	8,711	63.9%
Commercial Loans	1,078,265	755,076	42.8%	1,012,484	726,582	39.3%
Residential Loans	704,230	576,546	22.1%	680,016	569,852	19.3%
Home Equity and Other Consumer Loans	77,927	77,833	0.1%	78,512	78,483	0.0%
Total Earning Assets	2,557,873	1,898,905	34.7%	2,404,729	1,828,977	31.5%
Allowance for Loan Losses	(23,627)	(18,068)	30.8%	(22,622)	(17,727)	27.6%
Goodwill	85,955	16,688	nm	71,496	16,615	nm
Intangibles	45,040	1,737	nm	36,785	1,587	nm
Other Assets	161,795	113,269	42.8%	157,086	109,264	43.8%
TOTAL AVERAGE ASSETS	$2,827,036	$2,012,531	40.5%	$2,647,474	$1,938,716	36.6%

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY:

Savings Accounts	$32,205	$24,093	33.7%	$30,862	$23,911	29.1%
NOW Accounts	228,629	188,121	21.5%	209,608	186,406	12.4%
Money Market Accounts	1,091,576	843,942	29.3%	1,042,241	794,745	31.1%
Certificates of Deposit	402,043	245,858	63.5%	359,048	248,117	44.7%
Total Interest-Bearing Deposits	1,754,453	1,302,014	34.7%	1,641,759	1,253,179	31.0%
Federal Funds Purchased	2,497	962	159.6%	1,768	1,591	11.1%
Repurchase Agreements	74,359	78,043	(4.7)%	74,226	73,470	1.0%
FHLB Borrowings	244,483	166,291	47.0%	234,771	158,746	47.9%
Other Borrowings	6,186	—	nm	4,943	—	nm
Total Interest-Bearing Liabilities	2,081,978	1,547,310	34.6%	1,957,467	1,486,986	31.6%
Non-interest-Bearing Deposits	362,997	267,116	35.9%	328,470	254,261	29.2%
Other Liabilities	90,370	26,557	240.3%	82,032	27,064	203.1%
Total Liabilities	2,535,345	1,840,983	37.7%	2,367,969	1,768,311	33.9%
Stockholders’ Equity	291,691	171,548	70.0%	279,505	170,405	64.0%
TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$2,827,036	$2,012,531	40.5%	$2,647,474	$1,938,716	36.6%

SAME AFFILIATES (1)

      Growth Excluding Acquisitions

	As Reported June 30, 2004	June 30, 2003	% Change	Acquisitions June 30, 2004	Same Affiliates* June 30, 2004	% Change
FINANCIAL DATA:
(In Thousands, Except Share Data)
Total Balance Sheet Assets	$2,822,039	2,023,973	39.4%	327,266	2,494,773	23.3%
Stockholders’ Equity	294,190	175,778	67.4%	236,422	57,768	(67.1)%
Tangible Capital:
Boston Private Bank	106,105	97,383	9.0%	—	106,105	9.0%
Borel Private Bank	51,295	39,811	28.8%	—	51,295	28.8%
First State Bank	17,534	—	nm	17,534	—	nm
Investment Securities	571,038	399,663	42.9%	17,785	553,253	38.4%
Goodwill	86,073	16,981	nm	68,743	17,330	2.1%
Intangibles (Net)	44,593	2,400	nm	41,674	2,919	21.6%

Commercial Loans	1,136,982	764,225	48.8%	152,595	984,387	28.8%
Consumer Loans	15,251	14,961	1.9%	2,051	13,200	(11.8)%
Residential Mortgage Loans	724,873	574,728	26.1%	1,634	723,239	25.8%
Home Equity and Other Loans	66,392	62,747	5.8%	1,341	65,051	3.7%
Total Loans	1,943,498	1,416,661	37.2%	157,621	1,785,877	26.1%

Loans Held for Sale	15,384	21,440	(28.2)%	9,316	6,068	(71.7)%
Allowance for Loan Losses	24,211	18,488	31.0%	2,150	22,061	19.3%
Non-performing Loans	1,310	1,025	27.8%	223	1,087	6.0%
Other Real Estate Owned	377	—	nm	377	—	nm
Total Non-performing Assets	1,687	1,025	64.6%	600	1,087	6.0%
Deposits	2,130,078	1,569,846	35.7%	180,766	1,949,312	24.2%
Borrowings	307,910	245,310	25.5%	6,186	301,724	23.0%
			nm
ASSETS UNDER MANAGEMENT:			nm
Westfield Capital Management	$7,246,000	$4,030,000	79.8%	—	$7,246,000	79.8%
Boston Private Bank	1,923,000	1,781,000	8.0%	—	1,923,000	8.0%
Sand Hill Advisors	952,000	582,000	63.6%	—	952,000	63.6%
Boston Private Value Investors	784,000	689,000	13.8%	—	784,000	13.8%
RINET Company	904,000	743,000	21.7%	—	904,000	21.7%
Borel Private Bank	567,000	518,000	9.5%	—	567,000	9.5%
Dalton, Greiner, Hartman, Maher & Co.	3,123,000	—	nm	3,123,000	—	nm
Less: Inter-company Relationship	(151,000)	(92,000)	64.1%	—	(151,000)	64.1%
Total Assets Under Management	$15,348,000	$8,251,000	86.0%	3,123,000	$12,225,000	48.2%

	Three Months Ended		% Change	Acquisitions June 30, 2004	Same Affiliates* June 30, 2004	% Change
	June 30, 2004	June 30, 2003
OPERATING RESULTS:

Net Interest Income	$21,907	$17,666	24.0%	$2,322	$19,585	10.9%
FTE Adjustment	987	656	50.5%	—	987	50.5%
Net Interest Income	20,920	17,010	23.0%	$2,322	18,598	9.3%
Investment Management Fees:
Westfield Capital Management	11,002	6,416	71.5%	—	11,002	71.5%
Boston Private Bank	2,875	2,430	18.3%	—	2,875	18.3%
Sand Hill Advisors	1,399	916	52.7%	—	1,399	52.7%
Boston Private Value Investors	1,486	977	52.1%	—	1,486	52.1%
Borel Private Bank	745	648	15.0%	—	745	15.0%
Dalton, Greiner, Hartman, Maher & Co.	6,016	0	nm	6,016	—	nm
Total Investment Management Fees	23,523	11,387	106.6%	6,016	17,507	53.7%
Financial Planning Fees	1,993	1,765	12.9%	—	1,993	12.9%
Cash Administration Fees	131	162	(19.1)%	—	131	(19.1)%
Other Fees	851	806	5.6%	308	543	(32.6)%
Total Fees	26,498	14,120	87.7%	6,324	20,174	42.9%
(Loss) Equity in Earnings of Investments	(192)	55	nm	42	(234)	nm
Gain on Sale of Loans	457	793	(42.4)%	144	313	(60.5)%
Gain on Sale of Investments	—	444	(100.0)%	—	—	nm

Total Fees and Other Income	26,763	15,412	73.7%	6,510	20,253	31.4%
Total Revenue	47,683	32,422	47.1%	8,832	38,851	19.8%

Loan Loss Provision	1,070	770	39.0%	45	1,025	33.1%

Salaries and Benefits	22,468	14,985	49.9%	3,135	19,333	29.0%
Occupancy and Equipment	3,596	3,331	8.0%	298	3,298	(1.0)%
Professional Services	1,693	1,120	51.2%	149	1,544	37.9%
Marketing and Business Development	1,497	938	59.6%	126	1,371	46.2%
Contract Services and Processing	684	392	74.5%	179	505	28.8%
Amortization of Acquired Intangibles	1,250	48	nm	1,165	85	77.1%
Other	2,436	1,641	48.4%	450	1,986	21.0%
Operating Expenses	33,624	22,455	49.7%	5,502	28,122	25.2%
Income Before Taxes	12,989	9,197	41.2%	3,285	9,704	5.5%
Minority Interest	397	—	nm	397	—	nm
Income Tax Expense	4,437	3,129	41.8%	1,208	3,229	3.2%
Adjusted Earnings	$8,155	$6,068	34.4%	$1,680	$6,475	6.7%

REIT Tax Adjustment	—	1,641	nm	—	—	nm
Lease Accrual Adjustment	—	(226)	nm	—	—	nm
Net Income	$8,155	$7,483	9.0%	$1,680	$6,475	(13.5)%

	Six Months Ended			Acquisitions June 30, 2004	Same Affiliates* June 30, 2004	% Change
	June 30, 2004	June 30, 2003	% Change
OPERATING RESULTS:

Net Interest Income - (FTE)	$42,075	$34,389	22.4%	$3,458	$38,617	12.3%
FTE Adjustment	1,972	1,071	84.1%	—	1,972	84.1%
Net Interest Income	40,103	33,318	20.4%	$3,458	36,645	10.0%
Investment Management Fees:
Westfield Capital Management	21,320	11,379	87.4%	—	21,320	87.4%
Boston Private Bank	5,721	4,799	19.2%	—	5,721	19.2%
Sand Hill Advisors	2,704	1,808	49.6%	—	2,704	49.6%
Boston Private Value Investors	2,914	1,950	49.4%	—	2,914	49.4%
Borel Private Bank	1,458	1,300	12.2%	—	1,458	12.2%
Dalton, Greiner, Hartman, Maher & Co.	9,560	—	nm	9,560	—	nm
Total Investment Management Fees	43,677	21,236	105.7%	9,560	34,117	60.7%
Financial Planning Fees	3,984	3,302	20.7%	—	3,984	20.7%
Cash Administration Fees	277	376	(26.3)%	—	277	(26.3)%
Other Fees	2,009	1,684	19.3%	464	1,545	(8.3)%
Total Fees	49,947	26,598	87.8%	10,024	39,923	50.1%
(Loss) Equity in Earnings of Investments	32	150	(78.7)%	104	(72)	(148.0)%
Gain on Sale of Loans	693	1,584	(56.3)%	153	540	(65.9)%
Gain on Sale of Investments	211	1,519	(86.1)%	—	211	(86.1)%

Total Fees and Other Income	50,883	29,851	70.5%	10,281	40,602	36.0%
Total Revenue	90,986	63,169	44.0%	13,739	77,247	22.3%

Loan Loss Provision	2,026	1,549	30.8%	126	1,900	22.7%

Salaries and Benefits	43,865	29,266	49.9%	5,005	38,860	32.8%
Occupancy and Equipment	7,205	6,595	9.2%	450	6,755	2.4%
Professional Services	2,980	2,152	38.5%	246	2,734	27.0%
Marketing and Business Development	2,689	1,854	45.0%	184	2,505	35.1%
Contract Services and Processing	1,354	853	58.7%	306	1,048	22.9%
Amortization of Acquired Intangibles	2,032	88	nm	1,860	172	95.5%
Other	4,684	3,240	44.6%	727	3,957	22.1%
Operating Expenses	64,809	44,048	47.1%	8,778	56,031	27.2%
Income Before Taxes	24,151	17,572	37.4%	4,835	19,316	9.9%
Minority Interest	602	—	nm	602	—	nm
Income Tax Expense	8,161	6,027	35.4%	1,756	6,405	6.3%
Adjusted Earnings	$15,388	$11,545	33.3%	$2,477	$12,911	11.8%

REIT Tax Adjustment		(1,438)	(100.0)%	—	—	nm
Lease Accrual Adjustment		(1,544)	(100.0)%		—	nm
Net Income	$15,388	$8,563	79.7%	$2,477	$12,911	50.8%

(1) These amounts exclude revenues and expenses from Dalton, Greiner, Hartman, Maher & Co., First State Bank, and Bingham Osborn & Scarborough.  This data is shown for comparative purposes only to indicate the growth without the acquisitions made in 2004

(2) The Company defines Cash Basis Earnings as adjusted earnings, plus the amortization of the purchased intangibles (net of tax), plus the tax benefit on the portion of the purchase price which is deductible over a 15 year life.  These tax savings are deferred under GAAP accounting but are included in cash earnings since the tax savings (lower tax payment) will be retained unless the acquired company is sold.

(3) First quarter 2004 Cash Basis Earnings were adjusted to include only the tax savings allocable to the post acquisition period for the tax savings attributable to the acquisitions made in February 2004.

(4) The Company discloses pro forma net income and earnings per share as if stock based compensation was measured at the date of grant based on the fair value of the award and recognized over the service period.  This is required by Statement of Financial Accounting Standards (“SFAS “) No. 123 for all companies that elect to continue using APB Opinion No. 25 to account for stock option grants.